As filed with the Securities and Exchange Commission on May 30, 2013

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-0700684
(State of Incorporation)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Halcón Resources Corporation

First Amended and Restated 2012 Long-Term Incentive Plan

(Full title of the plan)

David S. Elkouri

Executive Vice President and General Counsel

Halcón Resources Corporation

1000 Louisiana St., Suite 6700

Houston, Texas 77002

(832) 538-0300

(Name, address and telephone number, including
area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.0001 par value per share	30,000,000 shares	$5.41	$162,300,000	$22,140

(1)

Registrant is registering an additional 30,000,000 shares under the Halcón Resources Corporation First Amended and Restated 2012 Long-Term Incentive Plan, as amended, pursuant to this Registration Statement.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also include such additional indeterminate number of shares of common stock as may become issuable under the applicable plan as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(3)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act on the basis of the average of the high and low prices of the common stock of Registrant reported on the New York Stock Exchange for May 29, 2013.

INTRODUCTION

Halcón Resources Corporation (“Halcón,” “we,” “us” or “our”) is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering 30,000,000 additional shares of our common stock, par value $0.0001 per share, for issuance under the Halcón Resources Corporation First Amended and Restated 2012 Long-Term Incentive Plan, as amended (the “2012 Plan”). Pursuant to General Instruction E to Form S-8, the contents of Halcón’s earlier Registration Statements relating to the 2012 Plan, including Registration Statement No. 333-183559 filed with the Commission on August 27, 2012, Registration Statement No. 333-180099 filed with the Commission on March 14, 2012, Registration Statement No. 333-166893 filed with the Commission on May 17, 2010, Registration Statement No. 333-151428 filed with the Commission on June 5, 2008, Registration Statement No. 333-137311 filed with the Commission on September 14, 2006 and Registration Statement No. 333-135853 filed with the Commission on July 19, 2006, are hereby incorporated by reference, except to the extent otherwise updated or modified by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

We incorporate by reference the documents listed below and future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) until all of our common stock covered by this Registration Statement is issued or a post-effective amendment to this Registration Statement is filed that deregisters all of such common stock then remaining unsold. Information filed with the Commission after the date of this Registration Statement will modify and supersede this information.

•                  our Annual Report on Form 10-K for the year ended December 31, 2012;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013;

•                  our Current Reports on Form 8-K as filed with the Commission on January 15, 2013, January 23, 2013, January 30, 2013, March 4, 2013, March 8, 2013, April 3, 2013, May 8, 2013, May 14, 2013 and May 29, 2013; and

•                  the description of our common stock set forth in our registration statement filed on Form 8-A on March 21, 2012, including any amendment or report filed for the purpose of updating such registration statement.

The audited financial statements for GeoResources, Inc. and its subsidiaries and for SBE Partners, LP for the years ended December 31, 2011 and 2010 are incorporated herein by reference to Exhibits 99.3 and 99.4, respectively, to our Current Report on Form 8-K/A filed with the Commission on September 11, 2012.

The statements of revenues and direct operating expenses for our operated interest in 20,628 net acres of oil and natural gas leaseholds in East Texas (known as the “East Texas Assets”) for the period from February 1, 2011 through December 31, 2011 are incorporated herein by reference to Exhibit 99.2 to our Current Report on Form 8-K filed with the Commission on June 25, 2012.

The statements of revenues and direct operating expenses for the approximate 81,000 net acres prospective for the Bakken and Three Forks formations primarily located in Williams, Mountrail, McKenzie and Dunn Counties, North Dakota (known as the “Williston Basin Assets”) for the three years in the period ended December 31, 2011 are incorporated herein by reference to Exhibit 99.2 to our Current Report on Form 8-K filed with the Commission on October 22, 2012.

Item 8.         Exhibits.

Reference is made to the Exhibit Index for a detailed list of exhibits filed as a part hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 30, 2013.

HALCÓN RESOURCES CORPORATION

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Floyd C. Wilson and Mark J. Mize, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated below on May 30, 2013.

Signature	Title

/s/ Floyd C. Wilson	Chairman of the Board, Director and Chief Executive Officer
Floyd C. Wilson	(Principal Executive Officer)

/s/ Mark J. Mize	Executive Vice President, Chief Financial Officer and Treasurer
Mark J. Mize	(Principal Financial Officer)

/s/ Joseph S. Rinando, III	Vice President and Chief Accounting Officer
Joseph S. Rinando, III	(Principal Accounting Officer)

/s/ Tucker S. Bridwell	Director
Tucker S. Bridwell

/s/ James W. Christmas	Director
James W. Christmas

/s/ Thomas R. Fuller	Director
Thomas R. Fuller

/s/ Kevin E. Godwin	Director
Kevin E. Godwin

Signature	Title

/s/ David S. Hunt	Director
David S. Hunt

/s/ James L. Irish III	Director
James L. Irish III

/s/ David B. Miller	Director
David B. Miller

/s/ Daniel A. Rioux	Director
Daniel A. Rioux

/s/ Stephen P. Smiley	Director
Stephen P. Smiley

/s/ Michael A. Vlasic	Director
Michael A. Vlasic

/s/ Mark A. Welsh IV	Director
Mark A. Welsh IV

INDEX TO EXHIBITS

Exhibit No.	Description
5.1*	Opinion of Mayer Brown LLP

10.1

Halcón Resources Corporation First Amended and Restated 2012 Long-Term Incentive Plan (filed as Exhibit 10.1 to registrant’s Current Report on Form 8-K filed March 4, 2013, incorporated herein by reference)

10.2

Amendment No. 1 to Halcón Resources Corporation First Amended and Restated 2012 Long-Term Incentive Plan (filed as Exhibit 10.1 to registrant’s Current Report on Form 8-K filed May 29, 2013, incorporated herein by reference)

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of UHY LLP

23.3*	Consent of Grant Thornton LLP

23.4*	Consent of Netherland Sewell & Associates, Inc.

23.5*	Consent of Forrest A. Garb & Associates, Inc.

23.6*	Consent of Mayer Brown LLP (included in its opinion attached as Exhibit 5.1 hereto)

24.1*	Power of Attorney (included in Part II as a part of the signature page of the Registration Statement)

*                                         Filed herewith.